Exhibit 4.1
NUMBER THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN. SUMMIT HOTEL PROPERTIES INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND SHARES SEE REVERSE SIDE FOR IMPORTANT NOTICE AND OTHER INFORMATION CUSIP 866082 100 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF SUMMIT HOTEL PROPERTIES, INC. (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by an authorized Attorney of the holder hereof, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments hereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar IN WITNESS THEREOF, the Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: EXECUTIVE CHAIRMAN OF THE BOARD (SEAL) SECRETARY AMERICAN FINANCIAL PRINTING INCORPORATED — MINNEAPOLIS COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. BY TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE

IMPORTANT NOTICE The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the board of directors of the Corporation (the “Board”) to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office. The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person shall Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Capital Stock of the Corporation excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, or such other percentage determined by the Board in accordance with the Charter, unless such person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year; (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code); (iv) no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant (other than a TRS) of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code; and (v) no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership of shares of Capital Stock would otherwise cause the Corporation to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in section 856(e)(6)(D)(i) of the Code) on behalf of a TRS failing to qualify as such. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock which causes or may cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of a proposed or attempted transaction, must give at least 15 days’ prior written notice to the Corporation. If any of the restrictions on Transfer, Beneficial Ownership or Constructive Ownership set forth in (i), (ii), (iv) or (v) above are violated, the shares of Capital Stock in excess or in violation of such limitations will be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Person shall acquire no rights in such shares of Capital Stock; provided, however, that if such automatic transfer would not prevent a violation of such limitations, then the Transfer of the number of shares of Capital Stock that would otherwise cause such violation will be void ab initio and the intended transferee will acquire no rights in such shares of Capital Stock. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board, in its sole and absolute discretion, if the Board determines that Beneficial Ownership, Constructive Ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter, a copy of which, including the restrictions on Transfer and Beneficial Ownership or Constructive Ownership, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT — ___Custodian ___ (Custodian) (Minor) under Uniform Gifts to Minors Act of ___(State) Additional abbreviations may also be used though not in above list. For value received ___hereby sell, assign, and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) ( ) Shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) THAT IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.